UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________

FORM 8−K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  December 2, 2014
(Date of earliest event reported)

Firsthand Technology Value Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814−00830 (Commission File Number)	27−3008946 IRS Employer Identification Number)

150 Almaden Blvd., Suite 1250 San Jose, CA (Address of principal executive offices)		95113 (Zip Code)

(800) 976−8776
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
[ ]	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
[X]	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 8.01	Other Events

On December 2, 2014, Firsthand Technology Value Fund, Inc. (the “Fund”) issued a press release regarding its intention to repurchase its shares of common stock, $.001 per share (the “Shares”), pursuant to an issuer tender offer.  The offer amount will be derived by subtracting from $30 Million the amount spent by the Fund to repurchase Shares pursuant to its open market purchase program (the “Program”).

The press release also provides an update regarding the activity-to-date in the Program and a notice that in light of the Fund’s intent to make a tender offer for its shares, the Fund intends to terminate the Program on December 12, 2014.

A copy of the Press Release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits	Description

Exhibit No. 99.1
Press Release of Firsthand Technology Value Fund, Inc. issued on December 2, 2014 entitled “Firsthand Technology Value Fund, Inc. Announces its Intent to Repurchase its Shares Pursuant to an Issuer Tender Offer. The Offer Amount will be $30 Million Minus the Amount Spent by the Fund to Repurchase its Shares Pursuant to its Open Market Share Repurchase Program.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTHAND TECHNOLOGY VALUE FUND, INC.
December 2, 2014
	By:	/s/KEVIN LANDIS
Kevin Landis
President

Exhibit Index

Exhibit No. 99.1
Press Release of Firsthand Technology Value Fund, Inc. issued on December 2, 2014 entitled “Firsthand Technology Value Fund, Inc. Announces its Intent to Repurchase its Shares Pursuant to an Issuer Tender Offer. The Offer Amount will be $30 Million Minus the Amount Spent by the Fund to Repurchase its Shares Pursuant to its Open Market Share Repurchase Program.”